Exhibit 99.1

Oxford Immunotec announces successful re-registration of the T-SPOT®.TB test in China

OXFORD, United Kingdom and MARLBOROUGH, Mass., April 21, 2020 (GLOBE NEWSWIRE) -- Oxford Immunotec Global PLC (Nasdaq: OXFD), a global, high-growth diagnostics company, today announced that it has successfully obtained re-registration of the T-SPOT.TB test in China. The re-registration was granted by the Chinese National Medical Products Administration (NMPA) on April 13, 2020 and, as is customary, the registration lasts until April 12, 2025 whereupon it will need to be renewed.

As a Class III medical device, China’s Medical Device Registration Regulations and subsequent policies require that the company apply to the Center for Medical Device Evaluation (“CMDE”) of the National Medical Products Administration (“NMPA”) to renew its license for the T-SPOT.TB test every five years. The latest re-registration follows a significant review by the NMPA, and an overseas site inspection of the company’s Oxford, UK manufacturing facility. Since first receiving approval in 2010, and its first re-registration in 2014, the T-SPOT.TB test has been rapidly adopted in China and more than 6 million T-SPOT.TB tests have been administered in the country since 2010. The T-SPOT.TB test has a strong record of safety and efficacy in the Chinese market and is relied upon by a large number of leading hospitals in their management of TB. The company has been able to continue to supply the market throughout the last several months, through the Covid19 pandemic and whilst working to obtain re-registration.

“This is a significant achievement for the company, obtaining re-registration of our test for the first time using our own China and UK based regulatory team versus relying on a partner,” said Dr. Peter Wrighton-Smith, the Company’s Chief Executive Officer. He continued, “This completes the final step in our transition to a more direct commercial model in China and we look forward to driving strong growth in what is a significant untapped opportunity for the company.”

About Oxford Immunotec

Oxford Immunotec Global PLC is a global, high-growth diagnostics company. We bring energy and invention to a world in need of diagnostic truth. Our leading product, the T-SPOT.TB test, is used for diagnosing infection with Tuberculosis, the world’s largest cause of death from infectious disease. The T-SPOT.TB test has been approved for sale in over 60 countries, including the United States, where it has received pre-market approval from the Food and Drug Administration, Europe, where it has obtained a CE mark, as well as Japan and China. The Company is headquartered near Oxford, U.K. and in Marlborough, MA. Additional information can be found at www.oxfordimmunotec.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this press release constitute forward-looking statements within the meaning of applicable U.S. and U.K. laws and regulations, including under the U.S. Private Securities Litigation Reform Act of 1995. Any statements contained herein which do not describe historical or current facts, including statements about Oxford Immunotec’s belief that the T-SPOT.TB test has been rapidly adopted in China, beliefs about the test’s safety and efficacy and its prevalence in leading hospitals, beliefs about the impact the re-registration will have on Oxford Immunotec’s business, including to facilitate the company’s transition to a more direct commercial model in China and on the company’s ability to, and the company’s plan to, drive growth and Oxford Immunotec’s beliefs regarding the opportunity for the company in China, constitute forward-looking statements. Any forward-looking statements are based on our management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, risks that the COVID-19 pandemic may disrupt the company’s business and the global healthcare system more severely than anticipated, as well as those other risks described in Oxford Immunotec’s filings with the U.S. Securities and Exchange Commission (the “Commission”), including the company’s Annual Report on Form 10-K for the year-ended December 31, 2019, and in any other reports it subsequently files with the Commission, including any Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Oxford Immunotec’s filings with the Commission are available for free by visiting the investor section of our website, www.oxfordimmunotec.com, or the Commission’s website, www.sec.gov.

Investors should give careful consideration to these risks and uncertainties. Forward-looking statements contained herein are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. Investors should not place undue reliance on forward-looking statements contained herein, which speak only as of the date of this release. Oxford Immunotec does not undertake to update or revise any forward-looking statements after they are made, whether as a result of new information, future events, or otherwise, except as required by applicable law.

T-SPOT and the Oxford Immunotec logo are trademarks of Oxford Immunotec Ltd.

CONTACTS:

For Media and Investor Inquiries:

Matt McLaughlin

Chief Financial Officer

Oxford Immunotec

Tel: +1 (508) 573-9953

mtmclaughlin@oxfordimmunotec.com